UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Bristol-Myers Squibb Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXPLANATORY NOTE

The following materials supplement the Definitive Proxy Statement filed by Bristol-Myers Squibb Company (the “Company”) with the Securities and Exchange Commission on March 25, 2020 and made available to certain stockholders of the Company in connection with the solicitation of proxies for the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, May 5, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to certain stockholders beginning on or about April 23, 2020 in connection with the solicitation of proxies for the Annual Meeting. The Company’s Proxy Statement and 2019 Annual Report are available on the Company’s website at https://www.bms.com/investors/shareholder-services/annual-meeting-of-shareholders.html or at www.proxyvote.com.

 Spring 2020  2020 Proxy Season Update  Not for Product Promotional Use

 To discover, develop and deliver innovative medicines that help patients prevail over serious diseases  2          Our mission  Not for Product Promotional Use

Building the Leading Focused Biopharma Company

LEADING FRANCHISES

#1 Oncology & Hematology

OPDIVO *YERVOY*
REVLIMID *POMALYST*

#1 Cardiovascular *ELIQUIS*

Strong presence in **Immunology** *ORENCIA*

DEEP AND BROAD LATE-STAGE PIPELINE

8 Near-term potential launches

9 Phase III assets

20+ Life cycle management opportunities in IO

ROBUST EARLY-STAGE PIPELINE*

16 Oncology

12 Hematology

5 Cardiovascular

8 Immunology

4 Fibrosis

*Phase I / II Assets

Cutting edge technologies and discovery platforms: CHEMISTRY, BIOLOGICS, CELL THERAPY, with access to additional modality platforms through strong external partnerships

PATIENT-CENTRIC INNOVATION

Bristol Myers Squibb
Not for Product Promotional Use 3

 2019 A Year of Strong Performance  Completed acquisition of CelgeneRapid and successful divestiture of Otezla® (apremilast) Strong business performance across our portfolioImplementation of a 10% dividend increase and $7 billion accelerated share repurchaseSignificant pipeline progress with several key regulatory milestonesStrong external recognition of the excellence of our environmental, social and governance programs    2019 Full Year Revenues  $39.8B  Pro Forma Full Year  $26.1B  GAAP Full Year  4  Not for Product Promotional Use

 2019 A Year of Strong Performance  The launch of Inrebic® (fedratinib) and Reblozyl® (luspatercept-aamt) in the U.S.  Regulatory filings for Reblozyl® and Zeposia® (ozanimod) in the U.S. and Europe, and submission for liso-cel in the U.S.  Two positive studies in first-line lung cancer for the Opdivo® (nivolumab) + Yervoy® (ipilimumab) Combination  Continued strengthening of the profile of Eliquis® (apixaban) through multiple, robust real-world studies  Progress on the Revlimid® (lenalidomide) intellectual property estate; U.S. approval of combination with Rituximab® for follicular lymphoma & marginal zone lymphoma, and approval in Europe of combination with bortezomib and dexamethasone (RVd) for multiple myeloma  5  Not for Product Promotional Use

 2020 UPDATE Achieved Several Key Regulatory Milestones   Regulatory filings based on the CM-9LA and CM-227 Part 1 positive studies in first-line lung cancer for Opdivo® (nivolumab) + Yervoy® (ipilimumab) (PDUFA Dates - August 6th and May 15th, respectively)  Positive topline results for: CM-9ER study in first-line renal cell carcinoma for Opdivo® + CABOMETYX® (cabozantinib), and CM-743 study in malignant pleural mesothelioma for Opdivo ® + Yervoy® (ipilimumab)  U.S. approval of Zeposia ® (ozanimod) and CHMP positive opinion in Europe in multiple sclerosis  Approval of Reblozyl® (luspatercept-aamt) in lower risk myelodysplastic syndrome  Regulatory filings for liso-cel (PDUFA* Date - August 17th ) and submission for ide-cel  6  Not for Product Promotional Use  *The Prescription Drug User Fee Act (PDUFA)

 Hematology  Oncology  Cardiovascular  Immunology  Combined Commercial Portfolio  7  *ZEPOSIA was approved on March 26, 2020, but delayed its launch due to COVID-19 pandemic.  *  Not for Product Promotional Use

Board Well Equipped to Support Company Strategy♦



CEO & Board Chair

Giovanni Caforio, M.D.
- More than 18 years of experience at Bristol-Myers Squibb, including previous role as COO
- **Committee:** IC



Lead Independent Director

Vicki L. Sato, Ph.D.
- Independent Chairman of the Board at Denali Therapeutics
- Former President of Vertex Pharmaceuticals where she also served as Chief Scientific Officer, SVP of R&D and Chair of the Scientific Advisory Board.
- Former Professor of Management Practice and Molecular and Cell Biology at Harvard University
- **Committees:** CDCG (c), S&T



Peter J. Arduini
- President and Chief Executive Officer, Integra LifeSciences Holdings Corporation
- **Committees:** Audit, CMDC, IC



Robert J. Bertolini
- Previously served as Executive Vice President and CFO at Schering-Plough Corp. (through its merger with Merck & Co.)
- Former President and CFO at Bausch & Lomb
- **Committees:** Audit (c), CDCG



Michael W. Bonney*
- Executive Chair of the Board of Kaleido Biosciences and former CEO and Chairman
- Former CEO and Board member of Cubist Pharmaceuticals
- Former VP, Sales & Marketing at Biogen
- **Committees:** Audit, S&T



Matthew W. Emmens
- Retired Chief Executive Officer and Chairman at Shire Pharmaceuticals.
- Former Chairman, President, CEO and Director at Vertex Pharmaceuticals
- **Committees:** CMDC, IC, S&T



Julia A. Haller. M.D.*
- Ophthalmologist-in-Chief of Wills Eye Hospital
- Professor and Chair of the Department of Ophthalmology at Sidney Kimmel Medical College
- **Committees:** IC, S&T



Dinesh C. Paliwal
- Senior Advisor to Board and former President and Chief Executive Officer, Harman International Industries, Inc.
- **Committees:** IC (c), CMDC, CDCG



Theodore R. Samuels
- Retired President of Capital Guardian Trust Company
- **Committees:** Audit, CDCG



Gerald L. Storch
- Former CEO of Hudson's Bay Company.
- Former CEO and Chairman of Toys "R" Us, Inc.
- Former Vice Chairman of Target Corp.
- **Committees:** Audit, CMDC (c)



Karen Vousden, Ph.D.*
- Chief Scientist at Cancer Research UK
- Senior Group Leader at the Francis Crick Institute in London
- Former CEO, Beatson Institute for Cancer Research
- President of the British Association of Cancer Research
- **Committees:** CMDC, IC, S&T (c)



Phyllis Yale*
- Currently an advisory partner with Bain & Co.,
- Serves as Chair of the Board of Blue Cross Blue Shield
- Formerly served on the Boards of Kindred Healthcare, National Surgical Hospitals, Value Options, Pediatric Services of American and NeighborCare
- **Committee:** CDCG

Range of Tenure


5-10 years (1 D.)
>10 years (3 Ds.)
0-4 years (8 Ds.)

♦ = 2020 Director Nominees

* = New Since 2018

Audit: Audit Committee
CDCG: Committee on Directors & Corporate Governance
CMDC: Compensation & Management Development Committee
IC: Integration Committee
S&T: Science & Technology Committee
C: Committee chair

Bristol Myers Squibb

Not for Product Promotional Use 8

Board Composition & Engagement

- The Board is well informed and has the appropriate size and mix of members, skills, experiences, and other characteristics to effectively discharge its duties.
- All Board members are fully committed to upholding their fiduciary duties and incredibly engaged
- In 2019, the average aggregate attendance of directors at Board and committee meetings was over 99%
- In 2020, there has been 100% attendance at all Board and committee meetings including information sessions
- In the past year, we added three new independent Directors who provide a balance of skills to complement the Board
- The Board continues to place an emphasis on board diversity with 33% of our Board comprised of women directors

New Independent Directors:



Dr. Julia A. Haller*

- Significant expertise and experience in both autoimmune diseases and gene therapies, including in the early stage development of new therapies
- As one of the world's most renowned retina surgeons, she brings to the Board invaluable experience in drug discovery and development



Mr. Michael W. Bonney*

- Extensive business and operational experience, particularly in building successful business enterprises through innovative science
- With 25+ years experience in the biopharmaceutical industry, he brings an important perspective and knowledge of the challenges facing the industry



Ms. Phyllis Yale

- Deep knowledge of payer dynamics and competitive strategies in the U.S
- With 30+ years of experience in healthcare industry, she brings expertise in management, marketing strategies and business development and operations

* Former Celgene Director

Bristol Myers Squibb Not for Product Promotional Use 9

Committed to Sound Corporate Governance

Board Accountability and Shareholder Rights

- ✓ Proactive shareholder engagement
- ✓ Annual election of Directors
- ✓ Majority voting standard for election of Directors
- ✓ Robust Lead Independent Director role
- ✓ Board Science and Technology Committee with strong subject matter expertise provides critical oversight of R&D and pipeline
- ✓ Limit on public company board memberships for BMS Directors (4)
- ✓ Proxy access shareholder right
- ✓ Ability to call special meetings (25%)
- ✓ Extensive related party transaction policies and procedures
- ✓ No supermajority voting provisions for common stockholders
- ✓ No stockholder rights plan
- ✓ Semi-annual political contributions disclosures

Bristol Myers Squibb™
Not for Product Promotional Use 10

Executive Compensation Supporting our Strategy

Continued Commitment to our Compensation Philosophy and Structure

1 ***Competitive Pay Program***
Attracts, retains, and incentivizes talented executives capable of leading our business in a highly complex and competitive environment

2 ***Pay for Performance***
A substantial proportion of our executives' pay is variable, at-risk based on our financial and operational results and delivered in the form of equity, supporting alignment over the long term between our executives and our shareholders

2019 Target Total CEO Compensation



Base Salary 10%
Annual Incentive 15%
Market Share Units 31%
Performance Share Units 44%
90% performance-based LTI

2019 CEO Compensation

- Benchmarked to the Median of our peer group
- 90% of target pay is performance based
- 75% of target pay delivered in long term equity incentives with multi-year vesting

Sound Compensation Governance Practices

- ✓ 100% performance-based annual and long-term incentives
- ✓ Caps on payouts under annual and long-term incentive award programs
- ✓ Robust share ownership and share retention guidelines
- ✓ Neutralize share buyback impact on share-denominated compensation metrics
- ✓ Robust recoupment and clawback policies
- ✓ Proactive shareholder engagement
- ✓ "Double-trigger" change-in-control agreements

- X No guaranteed incentive with our Named Executive Officers
- X Prohibition on speculative and hedging transactions
- X Prohibition on pledging shares and holding them in a margin account
- X Proactively eliminate windfall gain potential
- X No employment contracts with our Named Executive Officers
- X Prohibition on re-pricing or backdating of equity awards
- X Minimal perquisites to our Named Executive Officers

** For Legacy Celgene employees, we have committed in merger agreement to maintaining aggregate incentive levels (including annual bonus opportunity) for the next 12 months*

Bristol Myers Squibb
Not for Product Promotional Use 11

 2019 Compensation Plan: Changes Reflect Integration Planning and Execution  12  Not for Product Promotional Use

 2020 Compensation Plan: Design Supports Successful Integration   13  Not for Product Promotional Use

Key Integration Metrics Built into Executive Compensation Program

Our 2020 incentive program design and changes to our 2019 program:

- Support the successful integration of BMS and Celgene and the new company we are building; and
- Reflect shareholder feedback

Short-Term

- Integration metrics are a core component of 2020 Annual Bonus Plan for entire Leadership Team:
  - Human capital management
  - Synergies
- Financial and pipeline goals reflect critical product launches and combined company R&D achievements

Long-Term

PSU awards granted in 2020 include financial and operational metrics that support merger and integration success

Operating Margin – 3 year period	✓ Captures quality of sales and reflects our product portfolio mix ✓ Impacted by ability to deliver deal synergies and portfolio prioritization
Total Revenues – 3 year period	✓ Captures top-line growth ✓ Impacted by ability to deliver on critical product launches following closing
Relative TSR – 3 year period	✓ Aligned with value delivered to shareholders relative to peer companies ✓ Will reflect shareholder value created as a result of successful integration

Bristol Myers Squibb™

Not for Product Promotional Use 14

We Value Your Support at Our 2020 Annual Meeting  15  2020 Bristol Myers Squibb Board Recommendations  After careful consideration, the Board did not feel that this proposal deserved its support.  The company already has in place numerous governance practices that protect and promote the Board's independence without separating the Chair and CEO positions. In addition, the Board believes that having these positions combined at this time has significant governance benefit. The company’s Corporate Governance Guidelines provide that the independent directors will designate a Lead Independent Director when the Chairman is not an independent director. The Board believes the robust duties of the Lead Independent Director provides for effective, appropriate safeguard and oversight. Over the last two decades the Board has had different leadership structures depending on the needs of the Board and the company at the time. In particular, from 2005 until 2007 and from 2010 until 2017, the Board had a separated Chairman and CEO.  Shareholder proposal on the adoption of a Board policy that the chairperson of the Board be an independent director  Accordingly, our Board recommends a vote AGAINST this shareholder proposal  FOR Election of DirectorsFOR Advisory vote to approve the compensation of our Named Executive Officers FOR Ratification of the appointment of an independent registered publicaccounting firm AGAINST Shareholder proposal on the adoption of a Board policy that thechairperson of the Board be an independent directorAGAINST Shareholder proposal on shareholder right to act by written consent  Not for Product Promotional Use

 We Value Your Support at Our 2020 Annual Meeting (continued)  16  After careful consideration, the Board did not feel that this proposal deserved its support. The request to give shareholders the right to act by written consent is unnecessary given our company’s strong corporate governance profile, including the ability of shareholders to call special meetings.Action by written consent would enable the holders of just a majority of our outstanding shares to take action on a proposal without the benefits of hearing the views, questions and arguments of other shareholders or the company.Action by written consent eliminates the need for advance notice to be given to shareholders about a proposed action, and therefore, certain shareholders may not be informed about the proposed action until after the action has already been taken. The company is committed to high standards of corporate governance and has already taken a number of steps to achieve greater transparency and accountability to shareholders, including through the adoption of proxy access shareholder right.The written consent process that this proposal seeks to authorize can be cumbersome, time consuming, costly and may lead to unnecessary disruption to the company. The Board believes that holding meetings where all shareholders may discuss the proposed actions and vote their shares is the best way for shareholders to take action and helps to ensure the accuracy and completeness of information presented to shareholders to obtain their approval.   Shareholder proposal on shareholder right to act by written consent   Accordingly, our Board recommends a vote AGAINST this shareholder proposal  Not for Product Promotional Use

 Forward-Looking Information and Non-GAAPFinancial Information  During this meeting, we will make statements about the company’s future plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated as a result of various important factors, including those discussed in the company’s recent SEC filings. These documents are available from the SEC, the Bristol-Myers Squibb website or from Bristol-Myers Squibb Investor Relations.In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.During this meeting, we may also discuss certain non-GAAP financial measures, adjusted to include certain costs, expenses, gains and losses and other specified items. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measures are available on the company’s website at www.bms.com.  17  Not for Product Promotional Use